UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2016

21st CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7254
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 12, 2016, the Board of Directors (the “Board”) of 21st Century Oncology Holdings, Inc. (the “Company”) increased the size of the Board from eight to nine members and appointed William R. Spalding as an independent member of the Board, effective immediately. The Board also appointed Mr. Spalding to the Capital Allocation Committee.

Mr. Spalding, age 57, previously served as the Chief Executive Officer of PharMEDium Healthcare Holdings, Inc., from January 2014 to November 2015, when it was acquired by AmerisourceBergen Corporation, a publicly-listed company. Mr. Spalding also served as PharMEDium’s Executive Vice President—Strategy, Finance and Legal, from April 2013 to January 2014, and as an independent board member of PharMEDium from August 2010 to February 2013. Prior to that, Mr. Spalding was a Senior Partner in the law firm of King and Spalding, LLP, where he led the Private Equity & Investment Funds Practice and was a member of the firm’s management committee. Mr. Spalding also co-founded The CrawfordSpalding Group, a professional advisory and management services firm, and previously served as Executive Vice President—Strategy and Managed Care of CVS Caremark Corporation and Executive Vice President—Strategic Initiatives of Caremark Rx, Inc. Mr. Spalding is the Non-Executive Chairman of the Board of MedVantx Corporation and has served as a board member of SecureWorks Corp. and the Carter Presidential Center Board of Counselors. Mr. Spalding holds an A.B., with honors, from Dartmouth College and a J.D., summa cum laude, from Washington & Lee University School of Law.

On May 12, 2016, Mr. Spalding entered into an incentive unit grant agreement (the “Incentive Agreement”) with 21st Century Oncology Investments, LLC (“21CI”), the sole stockholder of the Company. Pursuant to the Incentive Agreement, Mr. Spalding will receive 20,000 Class E Units of 21CI (the “Incentive Units”), which vest equally over five years, subject to accelerated vesting upon a sale of the Company during his service with the Company. Under certain conditions, 21CI has the right to repurchase all or a portion of any vested Incentive Units. If Mr. Spalding engages in a prohibited activity, all of his Incentive Units shall be forfeited immediately without consideration. In addition, on May 12, 2016, Mr. Spalding and the Company entered into a bonus agreement, which provides that upon a sale of the Company during his service with the Company, Mr. Spalding will receive a cash bonus equal to 0.12% of the equity value of the Company upon such sale, with such cash bonus not to exceed $252,600.

On May 13, 2016, the Company issued a press release announcing the appointment of Mr. Spalding to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01                   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: May 13, 2016	By:	/s/ LeAnne M. Stewart
		Name:	LeAnne M. Stewart
		Title:	Chief Financial Officer